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                                                                     EXHIBIT 5.1

                               November 29, 1999



Kinder Morgan, Inc.
1301 McKinney, Suite 3400
Houston, Texas 77010

Ladies and Gentlemen:

We have acted as counsel to Kinder Morgan, Inc., a Kansas corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to the offering and sale by Petrie Parkman & Co., Inc. of up to 200,000 shares of the Company's common stock, par value $5.00 per share (the "Shares").

We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have considered such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals. We have not independently verified any matter of fact relating to this opinion.

Based on such examination and review and on representations made to us by officers of the Company, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly and validly authorized, issued and delivered, are fully paid and nonassessable, and when the Registration Statement has become effective and upon delivery against payment therefor as described in the Registration Statement, the Shares will continue to be validly issued, fully paid and nonassessable.

We are members of the State Bar of Texas. The foregoing opinion is based on and is limited to the Kansas General Corporation Code and the relevant law of the United States of America, and we render no opinion with respect to any other law or the law of any other jurisdiction. With respect to the Kansas General Corporation Code, we have consulted with other persons and authorities to the extent we deemed necessary.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm as having passed on the validity of the issuance of the Common Stock under the caption "Legal Matters" in the prospectus contained in the Registration Statement. By giving such consent, we do not admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder. This opinion is delivered solely for your benefit and may not be used or relied upon for any purpose by any other person or entity without our express prior written authorization.





                                               Very truly yours,

                                               /s/ Bracewell & Patterson, L.L.P.

                                               Bracewell & Patterson, L.L.P.